      Exhibit A
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Wayfinder Group, INC.
Consolidated Balance Sheet
December 31, 1999
(Unaudited, Subject to Adjustment)
(thousands of dollars)
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
ASSETS
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Current assets:
     Cash      $ 240
     Accounts receivable     223
     Other current assets     414
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               Total current assets     877
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Investments at cost:
     Separation Technologies, Inc.     1,000
     Nexus, Inc.     2,150
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               Total investments     3,150
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Note receivable     4,000
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Total assets     $8,027
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LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
     Accounts payable     $  400
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               Total current liabilities     $  400
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Deferred credits and other liabilities     13
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Parent company's investment:
     Subordinated notes payable to parent     11,951
     Common stock, par value $1 per share     1
     Other paid-in capital     4,353
     Accumulated deficit     (8,691)
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               Total parent company's investment     7,614
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Total liabilities and parent company's investment     $8,027
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